Exhibit 23(A)


PricewaterhouseCoopers




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2001 relating to the financial statements and financial statement schedules of Old Republic International Corporation, which appears in Old Republic International Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the incorporation by reference in this Registration Statement of our report dated April 27, 2001 relating to the financial statements, which appears in the Form 11-K Annual Report of Bituminous 401(k) Savings Plan in Amendment No. 3 on Form 10-K/A4 for the year ended December 31, 2000.


                                            /s/ PricewaterhouseCoopers LLP


September 17, 2001